UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
March 1, 2019
Date of Report (Date of earliest event reported)

Apple Inc.
(Exact name of Registrant as specified in its charter)

California	001-36743	94-2404110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Apple Park Way
Cupertino, California 95014
(Address of principal executive offices) (Zip Code)
(408) 996-1010
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of Apple Inc. was held on March 1, 2019. At the Annual Meeting, Apple’s shareholders voted on the following five proposals and cast their votes as described below.

1.	The individuals listed below were elected at the Annual Meeting to serve as directors of Apple until the next annual meeting of shareholders and until their successors are duly elected and qualified:

	For	Against	Abstained	Broker Non-Vote
James Bell	2,664,386,155	40,229,756	5,182,628	1,402,346,727
Tim Cook	2,681,116,075	25,363,575	3,318,889	1,402,346,727
Al Gore	2,599,605,229	105,339,035	4,854,275	1,402,346,727
Bob Iger	2,672,558,422	32,104,855	5,135,262	1,402,346,727
Andrea Jung	2,588,984,846	116,206,940	4,606,753	1,402,346,727
Art Levinson	2,627,736,255	77,095,012	4,967,272	1,402,346,727
Ron Sugar	2,668,301,042	34,730,214	6,767,283	1,402,346,727
Sue Wagner	2,687,101,222	17,876,807	4,820,510	1,402,346,727

2.	A management proposal to ratify the appointment of Ernst & Young LLP as Apple’s independent registered public accounting firm for 2019 was approved.

For	Against	Abstained
4,034,437,468	64,880,273	12,827,525

3.	An advisory resolution to approve executive compensation was approved.

For	Against	Abstained	Broker Non-Vote
2,529,567,261	168,817,766	11,413,512	1,402,346,727

4.	A shareholder proposal entitled “Shareholder Proxy Access Amendments” was not approved.

For	Against	Abstained	Broker Non-Vote
794,466,640	1,896,421,668	18,910,231	1,402,346,727

5.	A shareholder proposal entitled “True Diversity Board Policy” was not approved.

For	Against	Abstained	Broker Non-Vote
45,732,679	2,627,300,224	36,765,636	1,402,346,727

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2019	Apple Inc.

		By:	/s/ Katherine Adams
Katherine Adams
Senior Vice President, General Counsel and Secretary